Exhibit 99.1

Pixelworks Reports Third Quarter 2016 Financial Results

SAN JOSE, Calif., October 27, 2016 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology, today announced financial results for the third quarter ended September 30, 2016.

Quarterly Highlights

•	Revenue increased 9% sequentially to $13.7 million;

•	Initiated sampling of 3rd generation mobile display processing chip;

•	Joined the UHD Alliance as a contributing member; and

•	Ting Xiong appointed as Senior Vice President of Worldwide Sales

For the third quarter of 2016, revenue was $13.7 million, compared to $12.6 million in the prior quarter and $16.6 million in the third quarter of 2015. Revenue during the third quarter primarily reflected an expected sequential increase in the sale of chips sold into the digital projection market.

On a GAAP basis, gross profit margin in the third quarter of 2016 was 48.0%, compared to 51.0% in the second quarter of 2016 and 50.0% in the third quarter of 2015. Third quarter 2016 GAAP operating expenses were $7.5 million, compared to $7.8 million in the previous quarter and $9.5 million in the third quarter of 2015.

For the third quarter of 2016, the Company recorded a GAAP net loss of $1.2 million, or $0.04 per share, compared to a GAAP net loss of $1.6 million, or $0.06 per share, in the second quarter of 2016, and a GAAP net loss of $1.2 million, or $0.05 per share, in the third quarter of 2015.

On a non-GAAP basis, gross profit margin in the third quarter of 2016 was 48.6%, compared to 51.6% in the second quarter of 2016 and 50.2% in the third quarter of 2015. Third quarter 2016 gross margin was lower compared to the prior periods primarily due to a less favorable revenue mix specific to products sold into the digital projection market. Third quarter 2016 operating expenses on a non-GAAP basis were $6.8 million, compared to $7.0 million in the previous quarter and $8.5 million in the third quarter of 2015. Lower operating expenses compared to the prior periods reflected the net benefit of the Company’s announced restructuring in early 2016.

For the third quarter of 2016, the Company recorded a non-GAAP net loss of $438,000, or $0.02 per share, compared to a non-GAAP net loss of $756,000, or $0.03 per share, in the second quarter of 2016 and a non-GAAP net loss of $173,000, or $0.01 per share, in the third quarter of 2015. Adjusted EBITDA in the third quarter of 2016 was a positive $670,000, compared to a positive $296,000 in the previous quarter and positive $890,000 in the third quarter of 2015.

President and CEO of Pixelworks, Todd DeBonis, commented, “Third quarter revenue and earnings per share were both at the high-end of our guidance, reflecting continued sequential improvement across our business. Our projector business benefited from increased traction throughout the quarter as order patterns from OEMs and distributors began to normalize following the channel disruptions experienced earlier this year. In our mobile business, we are now sampling our 3rd generation IRIS processor at key smartphone and tablet customers, which in addition to having a smaller footprint and improved power consumption also enables OEMs to differentiate their devices with a superior mobile viewing experience. I’m also pleased to announce the appointment of Ting Xiong as Pixelworks’ senior VP of worldwide sales, who will be based in China and most recently headed the APAC sales organization at Qorvo’s IDP group. Ting fills-out our sales footprint and combined with other additions to the team earlier in the year gives us broad sales coverage across all of the key mobile markets in Asia.”

Business Outlook for the Fourth Quarter of 2016

The Company’s expectations for the fourth quarter of 2016 include:

•	Revenue to be between $15 million and $16 million;

•	Gross profit margin of approximately 50% to 52% on both a GAAP basis and non-GAAP basis; and

•	Operating expenses of $8 million to $9 million on a GAAP basis and $7 million to $8 million on a non-GAAP basis.

The difference in estimated operating expenses on a GAAP basis, versus a non-GAAP basis, is stock-based compensation expense, of which a range between $0.5 million to $1.0 million is included on a GAAP basis. Stock-based compensation expense is excluded from the calculation of estimated operating expenses on a non-GAAP basis.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 99885866. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, November 3, 2016, and can be accessed by calling 855-859-2056 and using passcode 99885866.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The Company is headquartered in San Jose, CA.

For more information, please visit the Company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which excludes restructuring charges, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, statements with respect to the Company’s growth opportunities, product shipments, product demand, customer engagements, and the Company’s potential and position for the future, statements made by Mr. DeBonis about the Company’s digital projection and mobile businesses, and statements with respect to the business outlook for the fourth quarter of 2016, including revenue, gross margin and operating expenses, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” “expect” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel; and risks related to our restructuring plan, including whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's forecasts and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or in the timeframe expected. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2015 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Revenue, net	$13,656	$12,580	$16,570	$37,403	$46,040
Cost of revenue (1)	7,099	6,165	8,292	20,839	23,561
Gross profit	6,557	6,415	8,278	16,564	22,479
Operating expenses:
Research and development (2)	4,442	4,504	6,145	14,621	18,568
Selling, general and administrative (3)	3,072	3,180	3,334	10,117	10,805
Restructuring	3	67	—	2,608	—
Total operating expenses	7,517	7,751	9,479	27,346	29,373
Loss from operations	(960)	(1,336)	(1,201)	(10,782)	(6,894)
Interest expense and other, net	(99)	(107)	(105)	(305)	(317)
Loss before income taxes	(1,059)	(1,443)	(1,306)	(11,087)	(7,211)
Provision (benefit) for income taxes	183	117	(63)	357	192
Net loss	$(1,242)	$(1,560)	$(1,243)	$(11,444)	$(7,403)
Net loss per share - basic and diluted	$(0.04)	$(0.06)	$(0.05)	$(0.41)	$(0.31)
Weighted average shares outstanding - basic and diluted	28,313	28,167	25,735	28,139	24,210
——————
(1) Includes:
Stock-based compensation	$49	$46	$52	$139	$147
Restructuring	27	27	—	1,777	—
Additional amortization of non-cancelable prepaid royalty	—	—	(14)	—	(14)
(2) Includes stock-based compensation	401	392	524	1,222	1,442
(3) Includes stock-based compensation	334	268	443	495	1,401

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$6,557	$6,415	$8,278	$16,564	$22,479
Stock-based compensation	49	46	52	139	147
Restructuring	27	27	—	1,777	—
Additional amortization of non-cancelable prepaid royalty	—	—	(14)	—	(14)
Total reconciling items included in cost of revenue	76	73	38	1,916	133
Non-GAAP gross profit	$6,633	$6,488	$8,316	$18,480	$22,612
Non-GAAP gross profit margin	48.6%	51.6%	50.2%	49.4%	49.1%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$7,517	$7,751	$9,479	$27,346	$29,373
Reconciling item included in research and development:
Stock-based compensation	401	392	524	1,222	1,442
Reconciling item included in selling, general and administrative:
Stock-based compensation	334	268	443	495	1,401
Restructuring	3	67	—	2,608	—
Total reconciling items included in operating expenses	738	727	967	4,325	2,843
Non-GAAP operating expenses	$6,779	$7,024	$8,512	$23,021	$26,530
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(1,242)	$(1,560)	$(1,243)	$(11,444)	$(7,403)
Reconciling items included in cost of revenue	76	73	38	1,916	133
Reconciling items included in operating expenses	738	727	967	4,325	2,843
Tax effect of non-GAAP adjustments	(10)	4	65	(8)	—
Non-GAAP net loss	$(438)	$(756)	$(173)	$(5,211)	$(4,427)
Non-GAAP net loss per share - basic and diluted	$(0.02)	$(0.03)	$(0.01)	$(0.19)	$(0.18)
Non-GAAP weighted average shares outstanding - basic and diluted	28,313	28,167	25,735	28,139	24,210

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of restructuring expenses, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(1,242)	$(1,560)	$(1,243)	$(11,444)	$(7,403)
Stock-based compensation	784	706	1,019	1,856	2,990
Restructuring	30	94	—	4,385	—
Additional amortization of non-cancelable prepaid royalty	—	—	(14)	—	(14)
Tax effect of non-GAAP adjustments	(10)	4	65	(8)	—
Non-GAAP net loss	$(438)	$(756)	$(173)	$(5,211)	$(4,427)
EBITDA adjustments:
Depreciation and amortization	$816	$832	$1,086	$2,638	$3,225
Interest expense and other, net	99	107	105	305	317
Non-GAAP provision (benefit) for income taxes	193	113	(128)	365	192
Adjusted EBITDA	$670	$296	$890	$(1,903)	$(693)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of restructuring expenses, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$16,580	$26,591
Accounts receivable, net	3,895	5,988
Inventories	3,084	3,266
Prepaid expenses and other current assets	661	644
Total current assets	24,220	36,489
Property and equipment, net	4,269	6,543
Other assets, net	759	810
Total assets	$29,248	$43,842
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,980	$2,944
Accrued liabilities and current portion of long-term liabilities	7,564	8,528
Current portion of income taxes payable	152	221
Short-term line of credit	—	3,000
Total current liabilities	9,696	14,693
Long-term liabilities, net of current portion	398	831
Income taxes payable, net of current portion	1,926	1,942
Total liabilities	12,020	17,466
Shareholders’ equity	17,228	26,376
Total liabilities and shareholders’ equity	$29,248	$43,842

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com